Exhibit 23.2

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-153098, No. 333-16589, No. 333-168590 and No. 333-181380) and S-3 (No. 333-193316 and No. 333-272992) of Ur- Energy Inc. of our report dated March 6, 2024 relating to the consolidated financial statements for fiscal year ending December 31, 2023, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

April 11, 2025